SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2007

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

                                 West Virginia                                                       No. 0-16587                                                     55-0672148
                     (State or other jurisdiction of                             (Commission File Number)                                        (I.R.S. Employer
                                                              incorporation or organization)                                                                                                                  Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 16, 2007, Management, the Audit Committee of the Board of Directors and the Executive Committee of the Board of Directors of Summit Financial Group, Inc. (“Summit” or the “Company”) concluded that a restatement of its financial statements and other financial information for the year ended December 31, 2006 and for the quarters ended March 31 and June 30 of 2007 (including the financial statements and other financial information for all comparative periods contained therein) with respect to the accounting for certain derivatives transactions under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”) is necessary.  The Company intends to amend its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007 and June 30, 2007 to reflect the proper interpretations of SFAS 133.  The Company’s amended filings will also include restatements of management’s assessment of the Company’s disclosure controls and procedures, including as of December 31, 2006, a restatement of management’s assessment of the Company’s internal control over financial reporting.  In light of the restatements, investors should no longer rely on the Company’s previously filed financial statements and other financial information for the year ended December 31, 2006 and for the quarters ended March 31 and June 30 of 2007 (including the financial statements and other financial information for all comparative periods contained therein).

Background

As a result of a review by the Staff of the Securities and Exchange Commission (the “Staff”) of Summit’s Form 10-K filed for the year ended December 31, 2006, the Company determined that its interpretation with respect to applying the short-cut method of hedge accounting under paragraph 68 of SFAS 133 to certain of its interest rate swaps was incorrect.

In August 2003, Summit entered into four interest rate swaps with notional values totaling $36 million that were designated as fair value hedges of certain convertible rate advances from the Federal Home Loan Bank (“FHLB”).  The terms of the FHLB convertible rate advances include an option of the FHLB to convert the debt’s fixed interest rate to a variable rate on a quarterly basis.  Summit evaluated these hedging relationships and concluded that the short-cut method of hedge accounting could be applied and the assumption of no ineffectiveness was valid based upon:  (a) the criteria in paragraph 68 of SFAS 133 were met, and (b) the conversion options in the FHLB advances were mirrored in the interest rate swaps.

Based on comments received from the Staff, Summit determined that the above interpretation of paragraph 68 is incorrect.  The conversion is not specifically listed in paragraph 68, and the presence of that term prohibits the application of the short-cut method of hedge accounting, even if the terms are mirrored between the interest rate swap and the hedged item.

Internal Control Over Financial Reporting

Summit will restate management’s report on internal control over financial reporting as of December 31, 2006 to conclude that its accounting for certain derivatives was not in accordance with Generally Accepted Accounting Principles and therefore represents a material weakness as of December 31, 2006.  As a result of this material weakness, management’s restated report will conclude that Summit’s internal control over financial reporting was ineffective as of December 31, 2006.

Management, the Audit Committee of the Board of Directors and the Executive Committee of the Board of Directors have discussed these matters with Arnett & Foster, P.L.L.C., the Company’s independent registered public accounting firm, who served as Summit’s external auditors for all affected periods.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

The Company has elected to furnish a Summary of Financial Results as Originally Reported and As Restated (Unaudited).  This Summary is furnished as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

                99.1           Summary of Financial Results as Originally Reported and As Restated (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SUMMIT FINANCIAL GROUP, INC.

Date:  August 22, 2007                                                                                                              By:  /s/ Julie R. Cook
                                              Julie R. Cook
                                              Vice President and Chief Accounting Officer